
On the Issue Date specified, Ford Motor Credit Company ("Ford  Credit") will issue the series of its Continuously Offered Bonds for
Retail Accounts Due Nine Months or More from the Date of Issue described below.  Merrill Lynch, Pierce, Fenner & Smith Incorporated has agreed to purchase each series of the Notes at the price indicated, for resale at the Price to Public shown below. After the initial public offering of each series, the offering price for that series may be changed.

        Filed under Rule 424(b)(3), Registration Statement No. 333-86832
                 Pricing Supplement No. 9, dated September 16, 2002
                (To prospectus dated May 17, 2002, and prospectus
                         supplement dated June 7, 2002)

                            Ford Motor Credit Company
                 Continuously Offered Bonds for Retail Accounts
                 Due Nine Months or More from the Date of Issue

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   CUSIP                                Price to        Interest Rate per    Interest        Stated Maturity    Survivor's
   Number          Price to Public1    Purchasing            Annum            Payment            Date            Option
                                         Agent1                              Frequency
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  34539C DL3          100.0%            99.2625%            6.450%            Monthly        September 20, 2006    YES

Redemption Information:  Redeemable at the option of Ford Credit on any Interest Payment Date beginning September 20, 2003.  See the prospectus supplement for further information.
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  34539C DM1          100.0%            99.0250%            6.750%            Monthly        September 20, 2007    YES

Redemption Information:  Redeemable at the option of Ford Credit on any Interest Payment Date beginning September 20, 2003.  See the prospectus supplement for further information.
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1 Expressed as a percentage of the aggregate principal amount.
        Trade Date: September 16, 2002                                                                   Merrill Lynch & Co.
        Issue Date: September 25, 2002                                                                   Purchasing Agent
        Minimum Denominations/Increments: $1,000/$1,000                                                  Acting as Principal
        All trades in the Notes described in this pricing supplement will settle on the Issue Date in same-day funds without accrued interest, in book-entry form only through DTC.
        DTC Participant Number:  5132
